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EXHIBIT 10.23 - BOARD OF DIRECTORS COMPENSATION ARRANGEMENTS

The Board of Directors of ShopKo Stores, Inc. (the "Company"), upon the recommendation of the Board's Nominating/Corporate Governance Committee, has set the following compensation arrangements for non-management directors:

      - Annual cash retainer for Board service: $30,000

      - Board/Committee meeting fees (in-person): $1,500 per meeting

      - Board/Committee meeting fees (teleconference): $750 per meeting

      - Annual grant of Deferred Stock Units (to be granted following the Annual Meeting): $5,000

      - Annual option grant to purchase shares of common stock (to be granted following the Annual Meeting): 4,000 options

      - Annual equity grant of Restricted Stock: 1,000 shares

      - Annual retainer for Audit Committee chairman: $7,500

      - Annual retainer for other Committee chairmen: $5,000.

The Board of Directors also approved the following compensation for the Company's non-executive Chairman of the Board (in addition to the above):

      - Annual cash retainer: $75,000

      - Annual option grant to purchase shares of common stock: 7,000 options

      - Monthly office expense: $1,500.

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